AGREEMENT AND PLAN OF REORGANIZATION

       This Agreement and Plan of Reorganization (the "Agreement") is made this 30TH day of JULY, 1996 by and between Franklin New York Tax-Free Income Fund, Inc. (the "Fund") a New York corporation with its principal place of business at 777 Mariners Island Boulevard, San Mateo, CA 94403-7777, and Franklin New York Tax-Free Income Fund (the "Trust"), a business trust created under the laws of the State of Delaware with its principal place of business at 777 Mariners Island Boulevard, San Mateo, CA 94403-7777.

      In consideration of the mutual promises contained herein, and intending to be legally bound, the parties hereto agree as follows:

1.    PLAN OF REORGANIZATION.

      (a) Upon satisfaction of the conditions precedent described in Section 3 hereof, the Fund will convey, transfer and deliver to the Trust at the closing provided for in Section 2 (hereinafter referred to as the "Closing") all of its then-existing assets. In consideration thereof, the Trust agrees at the Closing (i) to assume and pay, to the extent that they exist on or after the Effective Date of the Reorganization (as defined in Section 2 hereof), all of the Fund's obligations and liabilities, whether absolute, accrued, contingent or otherwise, including  all fees and  expenses  in  connection  with the  Agreement, including without limitation costs of legal advice, accounting, printing, mailing, proxy solicitation and transfer taxes, if any, the obligations and liabilities allocated to the Fund to become the obligations and liabilities of the Trust, and (ii) to deliver to the Fund full and fractional shares of beneficial interest of the Trust, par value $0.01, equal in number to the number of full and fractional shares of common stock, with $0.01 par value, of the Fund. The transactions contemplated hereby are intended to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

      (b) The Trust will effect such delivery by establishing an open account for each stockholder of the Fund and by crediting to such account, the exact number of full and fractional shares of the appropriate class of the Trust such stockholder held in the corresponding class of the Fund on the Effective Date of the Reorganization. Fractional shares of the Trust will be carried to the third decimal place. On the Effective Date of the Reorganization, the net asset value per share of beneficial interest of each class of the Trust shall be deemed to be the same as the net asset value per share of each class of the Fund. On such date, each certificate representing shares of a class of the Fund will represent the same number of shares of the corresponding class of the Trust. Each stockholder of the Fund will have the right to exchange his
      (her) share certificates for share certificates of the corresponding class of the Trust. However, a stockholder need not make this exchange of certificates unless he (she) so desires. Simultaneously with the crediting of the shares of the Trust to the stockholders of record of the Fund, the shares of the Fund held by such stockholder shall be canceled.

      (c)  As  soon  as   practicable   after  the  Effective   Date  of  the
      Reorganization, the Fund shall take all necessary steps under New York law to effect a complete dissolution of the Fund.

2. CLOSING AND EFFECTIVE DATE OF THE REORGANIZATION. The Closing shall commence at 3:00 p.m. Pacific time on September 30 1996, or such later date as the parties may agree, and shall be effective on the business day following the commencement of the Closing (the "Effective Date"). The Closing will take place at the principal offices of the Fund and Trust, 777 Mariners Island Boulevard, San Mateo, CA 94404.

3. CONDITIONS PRECEDENT. The obligations of the Fund and the Trust to effectuate the Reorganization hereunder shall be subject to the satisfaction of each of the following conditions:

      (a) Such authority and orders from the Securities and Exchange Commission (the "Commission") and state securities commissions as may be necessary to permit the parties to carry out the transactions contemplated by this Agreement shall have been received;

      (b) One or more post-effective amendments to the Fund's Registration Statement on Form N-1A under the Securities Act of 1933 and the Investment Company Act of 1940, as amended (the "1940 Act"), containing
      (i) such amendments to such Registration Statement as are determined by the Directors of the Fund to be necessary and appropriate as a result of the Agreement, and (ii) the adoption by the Trust as its own of such Registration Statement, as so amended, shall have been filed with the Commission, and such post-effective amendment or amendments to the Fund's Registration Statement shall have become effective, and no stop order suspending the effectiveness of the Registration Statement shall have been issued, and no proceeding for that purpose shall have been initiated or threatened by the Commission (other than any such stop order, proceeding or threatened proceeding which shall have been withdrawn or terminated);

      (c) Confirmation shall have been received from the Commission or the Staff thereof that Trust shall, effective upon or before the Closing Date of the Reorganization, be duly registered as an open-end management investment company under the Act of 1940, as amended;

      (d) Each party shall have received a ruling from the Internal Revenue Service or an opinion from Messrs. Bleakley Platt & Schmidt, White Plains, New York, to the effect that the reorganization contemplated by this Agreement qualifies as a "reorganization" under Section 368(a) of the Code, and, thus, will not give rise to the recognition of income, gain or loss for federal or state income tax purposes to the Fund, the Trust or stockholders of the Fund or the Trust;

      (e) The Trust shall have received an opinion from Messrs. Bleakley Platt & Schmidt, addressed to and in form and substance satisfactory to it, to the effect that (i) this Agreement and the Reorganization contemplated thereby, and the execution of this Agreement, has been duly authorized and approved by the Fund and constitutes a legal, valid and binding agreement of the fund in accordance with its terms; (ii) the Fund is duly organized and validly existing under the laws of the State of New York.

      (f) The Fund shall have  received  an opinion  from  Messrs.  Bleakley,
      Platt & Schmidt, White Plains, NY, addressed to and in form and substance satisfactory to it, to the effect that (i) this Agreement and the reorganization contemplated thereby and the execution of this Agreement, has been duly authorized and approved by the Trust and constitutes a legal, valid and binding agreement of the Trust in accordance with its terms; (ii) the Trust is duly organized, validly existing and in good standing under the laws of the State of Delaware; and (iii) the shares of each class of the Trust to be issued in the Reorganization pursuant to the terms of this Agreement have been duly authorized and, when issued and delivered as provided in this Agreement, will have been validly issued and fully paid and will be non-assessable by the Trust.

      (g) The shares of the Trust shall have been duly qualified for offering to the public in those states of the United States, and jurisdictions where they are presently qualified so as to permit the transfers contemplated by this Agreement to be consummated;

      (h) This Agreement and the reorganization contemplated hereby shall have been adopted and approved by an affirmative vote of at least two-thirds of all votes entitled to be cast at a meeting of the stockholders of the Fund including a majority of the shares outstanding in each class;

      (i) The stockholders of the Fund shall have voted to direct the Fund to vote, and the Fund shall have voted, as sole shareholder of each class of the Trust, to:

          (1) Elect as Trustees of the Trust (the "Trustees") the following individuals: Messrs. Ashton, Fortunato, Charles B. Johnson, Rupert
              H. Johnson, Jr., and Macklin;

          (2) Select Coopers & Lybrand L.L.P., as the independent auditors for the Trust for the fiscal year ending May 31, 1997;

          (3) Approve a new investment management agreement between the Trust and Franklin Advisers, Inc., which is substantially identical to the current investment management agreement between the Fund and Franklin Advisers, Inc.; and

          (4) Approve a distribution plan for each class of the only series of the Trust, as adopted pursuant to Rule 12b-1 under the 1940 Act which is substantially identical to the current 12b-1 distribution plan for each class of stock of the Fund.

      (j) The Trustees shall have taken the following action at a meeting duly called for such purposes:

          (1)  Approval of the Trust's Custodian Agreement;

          (2) Selection of Coopers & Lybrand, L.L.P. as the Trust's auditors for the fiscal year ending May 31, 1997;

          (3) Approval of an investment management agreement between the Trust and Franklin Advisers, Inc., which is substantially identical to the current investment management agreement between the Fund and Franklin Advisers, Inc.;

          (4) Authorization of the issuance by the Trust, prior to the Effective Date of the Reorganization, of one share of each class of the Trust, to the Fund in consideration for the payment of its then current public offering price for the purpose of enabling the Fund to vote on matters referred to in paragraph (i) of this Section 3;

          (5)  Submission  of the matters  referred to in  paragraph (i) of this
               Section 3 to the Fund as sole shareholder of the Trust; and

          (6) Authorization of the issuance by the Trust of shares of the Trust on the Effective Date of the Reorganization in exchange for the assets of the Fund pursuant to the terms and provisions of this Agreement.

           At any time prior to the Closing, any of the foregoing conditions may be waived by the Board of Directors of the Fund if, in the judgment of the Directors, such waiver will not have a material adverse effect on the benefits intended under this Agreement to the stockholders of the Fund.

4. TERMINATION. The Board of Directors of the Fund may terminate this Agreement and abandon the reorganization contemplated hereby, notwithstanding approval thereof by the stockholders of the Fund, at any time prior to the Effective Date of the Reorganization if, in the judgment of the Directors, the facts and circumstances make proceeding with the Agreement inadvisable.

5. ENTIRE AGREEMENT. This Agreement embodies the entire agreement between the parties and there are no agreements, understandings, restrictions or warranties among the parties other than those set forth herein or herein provided for.

6. FURTHER ASSURANCES. The Fund and the Trust shall take such further action as may be necessary or desirable and proper to consummate the transactions contemplated hereby.

7. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

8. GOVERNING LAW. This Agreement and the transactions contemplated hereby shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

   IN WITNESS WHEREOF, the Trust and the Fund have each caused this Agreement and Plan of Reorganization to be executed on its behalf by its President and its seal to be affixed hereto and attested by its Secretary, all as of the day and year first-above written.

Attest:                             Franklin New York
                                    Tax-Free Income Fund, Inc.


By: /S/BRIAN E. LORENZ              By: /S/C. B. JOHNSON
      Brian E. Lorenz                     Charles B. Johnson
      Secretary                           President


Attest:                             Franklin New York
                                    Tax-Free Income Fund


By: /S/BRIAN E. LORENZ              By: /S/C. B. JOHNSON
      Brian E. Lorenz                     Charles B. Johnson
      Secretary                           President